SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2)).
[ ]  Definitive proxy statement.
[ ]  Definitive additional materials.
[X]  Soliciting material under Rule 14a-12.

                         J.P. Morgan & Co. Incorporated
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:


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                                                          Date: November 6, 2000

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between Chase and J.P. Morgan, including future financial and operating results, Chase's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of J.P. Morgan's and Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses of Chase and J.P. Morgan will not be combined successfully; the risk that the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; the risk that the integration process may result in the disruption of ongoing business or the loss of key employees or may adversely effect relationships with employees and clients; the risk that stockholder or required regulatory approvals of the merger will not be obtained or that adverse regulatory conditions will be imposed in connection with a regulatory approval of the merger; the risk of adverse impacts from an economic downturn; the risks associated with increased competition, unfavorable political or other developments in foreign markets, adverse governmental or regulatory policies, and volatility in securities markets, interest or foreign exchange rates or indices; or other factors impacting operational plans. Additional factors that could cause Chase's and J.P. Morgan's results to differ materially from those described in the forward-looking statements can be found in the 1999 Annual Reports on Forms 10-K of Chase and J.P. Morgan, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov) and in Chase's Registration Statement on Form S-4 referred to below.

Chase has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission containing a preliminary joint proxy statement-prospectus regarding the proposed transaction. Stockholders are urged to read the definitive joint proxy statement-prospectus when it becomes available because it will contain important information. The definitive joint proxy statement-prospectus will be sent to stockholders of Chase and J.P. Morgan seeking their approval of the proposed transaction. Stockholders also will be able to obtain a free copy of the definitive joint proxy statement-prospectus, as well as other filings containing information about Chase and J.P. Morgan, without charge, at the SEC's internet site (http://www.sec.gov). Copies of the definitive joint proxy statement-prospectus and the SEC filings that will be incorporated


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by reference in the definitive joint proxy statement-prospectus can also be obtained, without charge, by directing a request to The Chase Manhattan Corporation, 270 Park Avenue, New York, NY 10017, Attention: Office of the Corporate Secretary (212-270-6000), or to J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, Attention: Investor Relations (212-483-2323). Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the materials filed with the SEC by J.P. Morgan and Chase on September 13, 2000 and September 14, 2000, respectively.


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[The following memorandum from Douglas A. Warner III, Chairman and Chief
Executive Officer of J.P. Morgan, and William B. Harrison, Jr., Chairman and Chief Executive Officer of Chase, was circulated to employees of J.P. Morgan and Chase.]




November 3, 2000

Dear Colleagues,

Along with several senior managers, we have recently been spending a significant amount of time meeting with our largest institutional stockholders to tell the story of our merger. By the end of next week, we'll have completed more than 50 meetings with investors. We've come away energized by the response.

We want to share with you the three key points we made in these meetings:

1) The merger creates a winning platform in the wholesale financial markets. Long-term winners in these growth markets require global scale, leadership positions in products and client segments, and the best people working as a team. The merger gives us all of these, with even less client overlap and more complementary products than expected. This is borne out by the great early response from clients - witness our role as advisor to GE in their acquisition of Honeywell.

2) We are ahead on execution compared with our other mergers. Already we've appointed more than 250 senior managers for the new firm - the product of ongoing work to establish a vision, strategy, operating principles, and organizational structure for each group. No less important to our momentum has been the mutual understanding and respect that form the basis for our partnership.

3) This is a financially compelling and shareholder-friendly transaction. Six weeks after announcing the merger, it has become clear that the original synergy estimate of $1.2 billion in additional net income was conservative. Our leadership in growth markets and continuing financial discipline should lead to a revaluation of our stock over time.

Investors also wanted to understand the role National Consumer Services will play in the new firm. We emphasized that the retail business is an important part of J.P. Morgan Chase & Co., both through its strong contribution (20% of pro forma earnings) and profitability (24% ROE), as well as through the business diversification it provides to the firm overall.

The market seems to be recognizing the potential of the combined franchise. But as we've said from the beginning, this merger is not about daily market moves, it's about long-term value. We are convinced that the value of our franchise will increase significantly over time, though we can't underestimate the execution challenge to get there.

Indeed, investors have directed their toughest questions at the risks of execution, all in areas that we have already identified and are working hard to address: how to realize synergies, how to retain our talented people and our clients, how to manage risk in the new firm.

We are always our own toughest critics. As difficult as it is to step back from the day-to-day uncertainty created by the merger, we can feel very good about the progress we've made and the enormous potential of this new firm.

         Sandy Warner                                         Bill Harrison



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Stockholders of Chase and J.P. Morgan should read the definitive joint proxy statement/prospectus regarding the proposed merger when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Chase and J.P. Morgan, without charge, at the SEC's internet site (http://www.sec.gov). Copies of the definitive joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the definitive joint proxy statement/prospectus can also be obtained, without charge, by directing a request to The Chase Manhattan Corporation, 270 Park Avenue, New York, NY 10017, Attention: Office of the Corporate Secretary (212-270-6000) or to J.P. Morgan, 60 Wall Street, New York, NY 10260, Attention: Investor Relations (212-483-2323). Information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, is contained in the materials filed with the SEC by each of J.P. Morgan and Chase on September 13 and 14, 2000, respectively.